UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011 (June 3, 2011)

LOJACK CORPORATION
 (Exact name of registrant as specified in its charter)

Massachusetts	1-8439	04-2664794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-251-4700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2011, the Board of Directors of LoJack Corporation (the “Company”) elected John Barrett, the Company’s current Senior Director of Tax and Treasury, as Interim Chief Financial Officer (“Interim CFO”) effective as of June 15, 2011. On May 16, 2011, Timothy P. O’Connor submitted his resignation as Executive Vice President and Chief Financial Officer of the Company effective June 15, 2011. Mr. Barrett will serve as the Company’s Interim CFO until a permanent Chief Financial Officer is named.

Mr. Barrett, 56, has served as the Company’s Senior Director of Tax and Treasury since joining the Company in June 2008. Prior to joining the Company, he served as a consultant from October 2007 to June 2008. From 2004 to October 2007, Mr. Barrett served as Vice President of Finance and Treasurer of Sapient Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By: /s/Kathleen P. Lundy
Kathleen P. Lundy
Vice President and General Counsel

Date: June 9, 2011